Q1 2024 Company Update May 7, 2024 Exhibit 99.2

DISCLAIMER Forward Looking Statements This presentation contains forward looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company's results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: information or predictions concerning the Company's future financial performance (including its FY2024 guidance and long-term goals), business plans and objectives, including product launches, potential growth opportunities, potential market leadership, technological, industry or market trends (including assumptions regarding the 2025 market) future demand for our products and potential market opportunities. These statements are based on estimates and information available to the Company at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from the Company's current expectations as a result of many factors, including, but not limited to: current macroeconomic conditions, including but not limited to the impacts of high inflation and the risk of a recession on demand for our products, consumer confidence and financial markets generally; the Company’s ability to build and maintain the strength of its brand among gaming and streaming enthusiasts and its ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units, as well as sophisticated new video games; fluctuations in operating results; the risk that the Company is not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine or any conflict between China and Taiwan, and any sanctions or other geopolitical tensions that may result therefrom; the impacts from any pandemic, including any lingering impacts from the COVID-19 pandemic; delays or disruptions at manufacturing and distribution facilities of the Company or third parties; the Company's ability to successfully integrate any companies or assets it may acquire; currency exchange rate fluctuations or international trade disputes resulting in the Company’s gear becoming relatively more expensive to its overseas customers or resulting in an increase in the Company’s manufacturing costs; and the other factors described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission ("SEC") and its subsequent filings with the SEC. The Company assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law. Investors are urged to review in detail the risks and uncertainties outlined in Corsair’s SEC filings. You may get these SEC documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, which are not recognized under the generally accepted accounting principles (“GAAP”) in the United States and designed to complement the financial information presented in accordance with GAAP in the United States because management believes such measures are useful to investors. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. The non-GAAP measures used by the Company may differ from the non-GAAP measures used by other companies. The Company urges you to review the reconciliation of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in the Appendix to this presentation, and not to rely on any single financial measure to evaluate the Company's business. Market & Industry Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to the Company’s industry, the Company’s business and the market for the Company’s products and its future growth. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the Company’s future performance and the future performance of the market for its products are necessarily subject to a high degree of uncertainty and risk.

GAMER AND CREATOR PERIPHERALS

CONTINUED GROWTH IN GAMER AND CREATOR PERIPHERALS SEGMENT WITH 20% YOY GROWTH AT 40% GM 20% YoY Growth in Q1’24 after 16% YoY growth in Q4’23 Gross margin % steadily increasing and over 40% for Q1’24 Q2’22 adjusted by $14.4 million or 1610 bps for the inventory reserve in excess of normal run rate to address overhang in the channel in the Gamer and Creator Peripherals segment.

M&A HAS BEEN A KEY DRIVER FOR REVENUE AND MARGIN GROWTH IN GAMER AND CREATOR PERIPHERALS SEGMENT   Leading provider of hardware and software for content creators that pioneered concept of control panel designed for streamers and content creators; allowed Corsair to enter streaming market Created market category of performance controllers by adding innovative features to a standard console controller; allowed Corsair to enter the console gaming market Leader in keyboard customization and enthusiast setup accessories; allowed Corsair to expand customization capability

KEY GAMING PERIPHERAL LAUNCHES Recent growth in compact keyboard market (65 and 75%) 2 new exciting products launched to address this market K65 Plus Wireless and Drop CSTM65 Lightweight symmetrical mouse is the latest trend in gaming with the M75 Wireless

ELGATO NEO PRODUCT LINE Launched April 2024 A new family of streaming products aimed to reach new creator market focusing on productivity and everyday application streaming channels Combines high-end performance with plug-and-play simplicity to instantly transform livestreams or business conference calls from casual to professional quality Elgato Neo product family includes:  Microphone – Wave Neo – foam pop filter, tap to mute  Webcam – Facecam Neo – 60fps Full HD LED Light – Key Light Neo – up to 1000 lumens Capture Card – Game Capture Neo – Capture at 1080p60 Stream Deck – Steam Deck Neo – 8 customizable keys

COMPONENTS AND MEMORY Short term self build PC market stable, with next surge expected in 2H’24 and 2025 when next-gen GPUs and CPUs are launched  We expect 2025 to be a big year for upgrading Gaming PC hardware

RECENT ASP RISE AND SHIFT TO LARGER CAPACITY IS EXPECTED TO DRIVE FUTURE REVENUE GROWTH IN MEMORY Chip prices have been rising since Q3’23 and are expected to continue to rise through the year This is reflected in the price trends of our most popular DRAM modules Gamers are using higher DRAM capacity for faster game play 95% Of Steam Gamers have less than 16GB of Memory in their systems(1) https://store.steampowered.com/hwsurvey/ 32GB (2x16GB) DDR5 Sales from channel partners to consumers

RECENT COMPONENT LAUNCHES   2500 & 6500 SERIES CASES Dual-chamber cases with wrap around glass are the latest in case technology iCUE LINK RX SERIES FANS Affordable fans containing Corsair proprietary iCue Link technology

CORSAIR ONE PLATFORM UPGRADE CORSAIR ONE Compact high-end PC featuring cutting-edge components Designed to be an ultimate system for gamers, content creators Available with up to an Nvidia GeForce RTX 4090 and Intel Core i9-14900K, both liquid cooled Built to be compatible with next-gen CPU and GPU

KEY FUTURE LAUNCHES

CORSAIR RACING Corsair will be launching our first sim-racing products at Computex in June 2024 Engineered to offer an immersive sim racing experience at a competitive price point Launching a complete solution for Sim racing Chassis Seat Wheels Pedals Curved Monitors Gaming PC

SCUF MOBILE GAMING CONTROLLER Launch of dedicated mobile controller Expanding marketing, large potential install base Opportunity for huge growth

FINANCIAL RESULTS

Q1’24 FINANCIAL RESULTS[1]

Strong growth in the Gamer and Creator Peripherals segment offset by a decrease in the Gaming Components and Systems segment, which was buoyed in Q1'23 by recent new GPU platform releases, particularly the NVIDIA 4000 series in Q4’22.

Gross Profit Margin increased by 160 bps, largely due to increased revenue mix of the Gamer and Creator Peripherals Segment.

($ in millions except EPS and percentages)	Q1'24	Q1'23	Y/Y	Q/Q
Net Revenue	$337.3	$354.0	-4.7%	-19.2%
Gross Profit	$86.6	$85.4	1.4%	-15.6%
Gross Profit Margin	25.7%	24.1%	160 bps	110 bps
Operating Income (Loss)	($10.2)	$1.0	-1085.4%	-184.3%
Adjusted Operating Income[1]	$15.4	$18.2	-15.2%	-51.6%
Net Income (Loss) Attributable to Common Stockholders	($12.5)	($1.1)	1089.8%	-301.5%
Earnings (Loss) per Share (Diluted)	$(0.12)	$(0.01)	1100.0%	-300.0%
Adjusted Net Income (Loss)[1]	$9.5	$11.9	-20.2%	-59.0%
Adjusted Earnings (Loss) per Share (Diluted)[1]	$0.09	$0.11	-18.2%	-59.1%
Adjusted EBITDA[1]	$18.0	$20.6	-12.4%	-46.6%

1. See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics.

Q1’24 SEGMENT RESULTS

Demand was more subdued for Gaming Components and Systems as is normal in this stage of the GPU cycle. Higher mix of Memory products contributed to the year-over-year gross profit margin decline in the Gaming Components and Systems segment.

Year-over-year growth of 20.3% in the Gamer and Creator Peripherals segment came from all product lines, including across Elgato with its popular Stream Deck products, SCUF Gaming with the successful recent launch of PC controllers and Corsair peripherals with several new keyboards, headsets and mice.

The success of new products helped drive gross profit margin to over 40% for the first time.

Gaming Components and Systems				
($ in millions except percentages)	**Q1'24**	**Q1'23**	**Y/Y**	**Q/Q**
Net Revenue	$230.3	$265.0	-13.1%	-17.9%
% of Total Net Revenue	68.3%	74.9%	-660 bps	110 bps
Gross Profit	$43.0	$58.8	-26.8%	-17.0%
Gross Profit Margin	18.7%	22.2%	-350 bps	20 bps

Gamer and Creator Peripherals				
($ in millions except percentages)	**Q1'24**	**Q1'23**	**Y/Y**	**Q/Q**
Net Revenue	$107.0	$88.9	20.3%	-21.8%
% of Total Net Revenue	31.7%	25.1%	660 bps	-110 bps
Gross Profit	$43.6	$26.6	63.8%	-14.3%
Gross Profit Margin	40.8%	30.0%	1080 bps	360 bps

GAAP SEGMENT GROSS MARGIN %* Record high %

ADJUSTED EBITDA(1) See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics.

FINANCIAL GUIDANCE (1) Given the number of risk factors, uncertainties and assumptions, many of which are discussed in slide 2, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement. Estimates should not be viewed as a substitute for our full annual financial statement and are not necessarily indicative of the results to be expected for any future period. Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking into non-GAAP measures to the most directly comparable GAAP measures without unreasonable effort because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for this period but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results. Financial Metrics 2024 Guidance Net Revenues $1.45 - 1.60 billion Adjusted Operating Income $92 - 112 million Adjusted EBITDA $105 - 125 million

CASH AND DEBT SUMMARY ($ in millions) March 31, 2024 Cash (Excluding restricted cash) $127.8 Term Loan (face value) $184.0 Total Debt $184.0 Net Debt $56.2

APPENDIX

USE OF NON-GAAP FINANCIAL MEASURES To supplement the financial results presented in accordance with GAAP, this presentation includes certain non-GAAP financial information, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the appendix. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Operating Income Reconciliations (Unaudited, in thousands, except percentages)

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Net Income and Net Income Per Share Reconciliations (Unaudited, in thousands, except per share amounts)

GAAP TO NON-GAAP RECONCILIATIONS Adjusted EBITDA Reconciliations (Unaudited, in thousands, except percentages)